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                                                                     EXHIBIT 5.1


                      [FUTRO & TRAUERNICHT LLC LETTERHEAD]



                                February 14, 2003


U.S. Securities and Exchange Commission
Judiciary Plaza
450 Fifth Street, N.W.
Washington D.C.  20549

         Re:      Prime Rate Income & Dividend Enterprises, Inc.
                  OPINION OF COUNSEL NO. 03-045.1
                  Form S-8 Registration Statement for the "Prime Rate Income & Dividend Enterprises, Inc. 2003 Stock Plan"


Ladies and Gentlemen:

                               OPINION OF COUNSEL


         We have acted as counsel to Prime Rate Income & Dividend Enterprises, Inc. (the "Company") in connection with the preparation and filing of a Registration Statement on Form S-8 (the "Registration Statement") covering registration under the Securities Act of 1933, as amended, of 270,000 shares of the Company's common stock, no par value per share (the "Shares"), pursuant to the employee benefit plan of the Company entitled the "Prime Rate Income & Dividend Enterprises, Inc. 2003 Stock Plan" dated February 10, 2003, (the "Plan"). As such, we have examined the Registration Statement, the Plan, the Company's Articles of Incorporation and Bylaws, and minutes of meetings of its Board of Directors.

         Based upon the foregoing, and assuming that the Shares will be issued as set forth in the Plan and Registration Statement, at a time when effective, and that the Company will fully comply with all applicable securities laws involved under the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated pursuant to said Acts, and in those states or foreign jurisdictions in which the Shares may be sold, we are of the opinion that, upon proper and legal issuance of the Shares and receipt of the consideration to be paid for the Shares, the Shares will be validly issued, fully paid and nonassessable shares of common stock of the Company. This opinion does not cover any matters related to any re-offer or re-sale of the Shares by any Plan participants, once properly and legally issued pursuant to the Plan as described in the Registration Statement.



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                      [FUTRO & TRAUERNICHT LLC LETTERHEAD]


U.S. Securities and Exchange Commission
OPINION OF COUNSEL NO. 03-045.1
February 14, 2003
Page 2


         This opinion is not to be used, circulated, quoted or otherwise referred to for any other purpose without our prior written consent. This opinion is based on our knowledge of the law and facts as of the date hereof. This opinion does not address or relate to any specific state securities laws. We assume no duty to communicate with the Company in respect to any matter which comes to our attention hereafter.


                                     CONSENT


         We consent to the use of this opinion as an exhibit to the Registration Statement and to the reference to our firm in any prospectus which is incorporated by reference into and made a part of the Registration Statement.



                                      /s/ Futro & Trauernicht LLC

                                      FUTRO & TRAUERNICHT LLC